                                                      REGISTRATION NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               JOHNSON & JOHNSON
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                    NEW JERSEY                                          22-1024240
          (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                          ONE JOHNSON & JOHNSON PLAZA
                        NEW BRUNSWICK, NEW JERSEY 08933
                  (ADDRESS OF PRINCIPAL OFFICES AND ZIP CODE)

                            ------------------------

                    JOHNSON & JOHNSON 2000 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                            ------------------------

                            MICHAEL H. ULLMANN, ESQ.
                          ONE JOHNSON & JOHNSON PLAZA
                           NEW BRUNSWICK, N. J. 08933
                                 (732) 524-2455
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                   PROPOSED           PROPOSED
                                                                    MAXIMUM            MAXIMUM
                                                                   OFFERING           AGGREGATE          AMOUNT OF
         TITLE OF SECURITIES                AMOUNT TO BE           PRICE PER          OFFERING         REGISTRATION
          TO BE REGISTERED                 REGISTERED(1)           SHARE(2)           PRICE(2)            FEE(3)
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
Johnson & Johnson Common Stock
  (par value $1.00 per share)........    75,000,000 shares         $84.5625        $6,342,187,500      $1,674,337.50
----------------------------------------------------------------------------------------------------------------------
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

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Option Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The offering price per share is based on the average of the high ($85.4375) and the low ($83.6875) prices on June 7, 2000 based on composite trading data published in The Wall Street Journal.
(3) Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act, and was determined by multiplying the aggregate offering amount by .000264.

                            ------------------------

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS WITH RESPECT TO THE SECURITIES COVERED BY THIS REGISTRATION STATEMENT IS TO BE USED IN CONNECTION WITH SECURITIES PREVIOUSLY REGISTERED ON FORM S-8 UNDER REGISTRATION NOS. 33-7634, 33-40295 AND 33-59009 AND POST-EFFECTIVE AMENDMENTS THERETO.

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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference.

          (a) Annual Report on Form 10-K for the fiscal year ended January 2, 2000.

          (b) Quarterly Report on Form 10-Q for the quarter ended April 2, 2000.

          (c) The description of the Registrant's Common Stock set forth in Registrant's Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the issuance of the Common Stock being registered hereby has been passed upon for the Registrant by Roger S. Fine, Esq., Vice President and General Counsel of the Registrant. Mr. Fine is paid a salary by the Registrant, is a participant in various employee benefit plans offered to employees of the Registrant generally, and owns and has options to purchase shares of Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The New Jersey Business Corporation Act (the "NJBCA") provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     Article NINTH of the Registrant's Restated Certificate of Incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors and officers, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders.

     The By-laws of the Registrant (Article V) provide that to the full extent permitted by the laws of the State of New Jersey, the Registrant shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was at the request of the Registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Registrant has given its prior consent to such settlement or disposition. The right of indemnification created by the By-laws shall be a contract right enforceable by an Indemnitee against the Registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. These provisions of the By-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee. No amendment, alteration, change, addition or repeal of or to the By-laws shall deprive an Indemnitee of any rights under the By-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

     The Registrant also maintains insurance policies which insure its officers and directors against certain liabilities.

     The foregoing summary is subject to the full provisions of the New Jersey Business Corporation Act and the Registrant's Restated Certificate of Incorporation and By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

 4.1(a) Restated Certificate of Incorporation of the Registrant dated April 26, 1990 (incorporated by reference to Registrant's Form 10-K Annual Report for the year ended
         December 30, 1990).
 4.1(b)  Certificate of Amendment to the Restated Certificate of
         Incorporation of the Registrant dated May 20, 1992
         (incorporated by reference to Registrant's Form 10-K Annual
         Report for the year ended January 3, 1993).
 4.1(c)  Certificate of Amendment to the Restated Certificate of
         Incorporation of the Registrant dated May 21, 1996
         (incorporated by reference to Registrant's Form 10-K Annual
         Report for the year ended December 29, 1996).
 4.2 By-laws of Registrant (incorporated by reference to Registrant's Form 10-Q Quarterly Report for the quarter ended July 4, 1999).
 4.3     Johnson & Johnson 2000 Stock Option Plan.
 5.      Opinion of Roger S. Fine, Esq.
23.1     Consent of PricewaterhouseCoopers LLP
23.2     Consent of Roger S. Fine (included in Exhibit 5).
24. Power of Attorney (included on the signature pages to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.

          (c) To remove from registration by means of post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

          (d) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick and State of New Jersey, on the 12th day of June, 2000.

                                          JOHNSON & JOHNSON

                                          By /s/      R. S. LARSEN
                                            ------------------------------------
                                                  (R. S. Larsen, Chairman,
                                                   Board of Directors and
                                                  Chief Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger S. Fine and Michael H. Ullmann, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may all fully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been duly signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                        TITLE                       DATE
---------                                                        -----                       ----
               /s/ R.S. LARSEN                   Chairman, Board of Directors and Chief  June 12, 2000
---------------------------------------------     Executive Officer and Director
                (R.S. Larsen)                     (Principal Executive Officer)

              /s/ R.J. DARRETTA                  Vice President, Finance (Principal      June 12, 2000
---------------------------------------------     Financial Officer)
               (R.J. Darretta)

              /s/ C.E. LOCKETT                   Controller                              June 13, 2000
---------------------------------------------
               (C.E. Lockett)

               /s/ G.N. BURROW                   Director                                June 12, 2000
---------------------------------------------
                (G.N. Burrow)

               /s/ J.G. COONEY                   Director                                June 12, 2000
---------------------------------------------
                (J.G. Cooney)

SIGNATURE                                                        TITLE                       DATE
---------                                                        -----                       ----
               /s/ J.G. CULLEN                   Director                                June 12, 2000
---------------------------------------------
                (J.G. Cullen)

              /s/ M.J. FOLKMAN                   Director                                June 12, 2000
---------------------------------------------
               (M.J. Folkman)

               /s/ A.D. JORDAN                   Director                                June 12, 2000
---------------------------------------------
                (A.D. Jordan)

               /s/ A.G. LANGBO                   Director                                June 12, 2000
---------------------------------------------
                (A.G. Langbo)

                /s/ J.S. MAYO                    Director                                June 12, 2000
---------------------------------------------
                 (J.S. Mayo)

               /s/ L.F. MULLIN                   Director                                June 12, 2000
---------------------------------------------
                (L.F. Mullin)

              /s/ H.B. SCHACHT                   Director                                June 12, 2000
---------------------------------------------
               (H.B. Schacht)

               /s/ M.F. SINGER                   Director                                June 12, 2000
---------------------------------------------
                (M.F. Singer)

                /s/ J.W. SNOW                    Director                                June 12, 2000
---------------------------------------------
                 (J.W. Snow)

               /s/ R.N. WILSON                   Director                                June 12, 2000
---------------------------------------------
                (R.N. Wilson)

                                 EXHIBIT INDEX

EXHIBIT
  NO.
-------
 4.1(a)  Restated Certificate of Incorporation of the Registrant
         dated April 26, 1990 (incorporated by reference to
         Registrant's Form 10-K Annual Report for the year ended
         December 30, 1990).
 4.1(b)  Certificate of Amendment to the Restated Certificate of
         Incorporation of the Registrant dated May 20, 1992
         (incorporated by reference to Registrant's Form 10-K Annual
         Report for the year ended January 3, 1993).
 4.1(c)  Certificate of Amendment to the Restated Certificate of
         Incorporation of the Registrant dated May 21, 1996
         (incorporated by reference to Registrant's Form 10-K Annual
         Report for the year ended December 29, 1996).
 4.2     By-Laws of Registrant (incorporated by reference to
         Registrant's Form 10-Q Quarterly Report for the quarter
         ended July 4, 1999).
 4.3     Johnson & Johnson 2000 Stock Option Plan.
 5.      Opinion of Roger S. Fine, Esq.
23.1     Consent of PricewaterhouseCoopers LLP
23.2     Consent of Roger S. Fine (included in Exhibit 5).
24.      Power of Attorney (included on the signature pages to this
         Registration Statement).